COINSTAR, INC. ANNOUNCES 2010 FIRST QUARTER RESULTS

Strong Revenue Growth Drives Earnings

BELLEVUE, Wash.—April 29, 2010—Coinstar, Inc. (NASDAQ: CSTR) today announced financial results for the first quarter ended March 31, 2010.

“We are very pleased with our outstanding first quarter results that underscore the strength in our DVD and Coin businesses,” said Paul Davis, chief executive officer of Coinstar, Inc. “We have made significant progress in strengthening and enhancing our relationships with retailers and suppliers, and extending our value proposition to existing and new consumers. Our achievements give us confidence that we have the right strategy in place to lead in automated retail.”

Financial highlights for the quarter ended March 31, 2010, included:

• Revenue	$350.1 million
• Adjusted EBITDA from continuing operations (See Appendix A)	$58.6 million
• Income from operations	$20.5 million
• Income from continuing operations	$6.4 million
• Net income attributable to Coinstar, Inc.	$6.4 million
• Diluted earnings per share attributable to Coinstar, Inc.	$0.21
• Net cash provided by operating activities from continuing operations	$65.7 million
• Free cash flow from continuing operations (See Appendix A)	$33.3 million

“Solid execution in our core businesses drove our strong financial results across the board,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “We invested in the business to support our growth initiatives and at the same time generated $33 million in free cash flow, a substantial increase over last year. The traction we gained in the first quarter indicates we are well-positioned for continued success in our DVD business, renewed growth in Coin and increased profitability.”

Revenue for the first quarter of 2010 was $350.1 million, an increase of 46.6% compared with revenue of $238.8 million in the first quarter of 2009. The increase is primarily due to the growth in DVD revenue, which was $263.2 million in the first quarter of 2010, an increase of 70.1% compared with $154.7 million in the first quarter of 2009.

Income from operations for the first quarter of 2010 was $20.5 million, which resulted in an operating margin of 5.9%, including pre-tax charges totaling approximately $7.9 million primarily from the accelerated depreciation on the company’s first generation coffee and DVDXpress branded DVD kiosks that the company has determined will be taken out of service and not redeployed, as well as a pre-tax charge of approximately $5.4 million related to the settlement of Coinstar’s litigation with ScanCoin. This is compared with income from operations of $16.8 million and an operating margin of 7.0% in the first quarter of 2009. The decrease in operating margin was partially offset by results for the DVD business segment which experienced an increase in segment operating profit of over 100% to $44.8 million in the first quarter of 2010 and an operating margin of 17.0%, compared with 13.4% in the first quarter of 2009. The improvement in operating margin reflects the ongoing improvement in leverage we are seeing as we scale the business and expand our footprint.

Net income attributable to Coinstar, Inc. for the first quarter of 2010 was $6.4 million, or $0.21 per diluted share, including a loss of ($0.15) per share primarily from the accelerated depreciation on the company’s first generation coffee and DVDXpress branded DVD kiosks that the company has determined will be taken out of service and not redeployed, as well as a loss of ($0.10) per share related to the settlement of Coinstar’s litigation with ScanCoin. This is compared with $2.0 million, or $0.07 per diluted share which included a loss of approximately ($0.06) per diluted share related to discontinued operations in the first quarter of 2009 and ($0.12) associated with the company’s non-controlling interest in Redbox.

Other Information

Cash paid for capital expenditures for the first quarter of 2010 was $32.3 million, compared with $36.0 million in the first quarter of 2009, with the decrease primarily due to the timing of purchases and installations related to our ongoing investment in DVD kiosks during the first quarter of 2010.

2010 Full Year and Second Quarter Guidance

Coinstar management updated guidance for the full year 2010 from what was previously provided on February 23, 2010.

For 2010, management expects revenue in the range of $1.530 billion to $1.630 billion, EBITDA in the range of $275 million to $290 million and GAAP EPS attributable to Coinstar, Inc. in the range of $1.82 to $1.94 on a fully diluted basis.

For the second quarter of 2010, management expects revenue in the range of $370.0 million to $390.0 million, EBITDA in the range of $58.0 million to $63.0 million and GAAP EPS attributable to Coinstar, Inc. in the range of $0.30 to $0.34 on a fully diluted basis.

Guidance for 2010 and for the second quarter of 2010 includes the impact on revenue and costs related to the impact of the company’s agreements with studios, as well as the number and timing of planned kiosk installations.

Conference Call

Paul Davis, Coinstar’s chief executive officer, and J. Scott Di Valerio, Coinstar’s chief financial officer, will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to review the first quarter results and discuss guidance. The conference call will be webcast live on the Investor Relations section of Coinstar’s website at www.coinstar.com, where it will be archived. A recording of the call will be available approximately two hours after the call ends through May 13, 2010, at 1-888-286-8010 or 1-617-801-6888, passcode 64421253.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar services include e-payment and money transfer services. The company’s services can be found at more than 95,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents. For more information, visit www.coinstar.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

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(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

(in thousands)

Non-GAAP Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, goodwill impairment, and stock-based compensation and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides useful information to investors regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. See below for reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three-Month Periods Ended March 31,
	2010	2009
Income from continuing operations	$6,442	$7,309
Depreciation, amortization and other	35,374	22,539
Interest expense, net	9,253	6,402
Income taxes	4,226	2,960
Stock-based compensation and share-based expense	3,302	2,795

Adjusted EBITDA from continuing operations	$58,597	$42,005

Free cash flow from continuing operations is defined as net cash provided by operating activities after cash paid for capital expenditures for continuing operations. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. See below for reconciliation of the most comparable GAAP measure, net cash provided by operating activities from continuing operations, to free cash flow from continuing operations.

	Three-Month Periods Ended March 31,
	2010	2009
Net cash provided (used) by operating activities from continuing operations	$65,692	$(14,684)
Purchase of property and equipment	(32,351)	(35,980)

Free cash flow from continuing operations	$33,341	$(50,664)

Coinstar, Inc.

Consolidated Statements of Net Income

(in thousands, except per share data)

(unaudited)

	Three-Month Periods Ended March 31,
	2010	2009
REVENUE	$350,061	$238,768
EXPENSES:
Direct operating	244,930	161,463
Marketing	4,187	5,101
Research and development	1,424	1,257
General and administrative	38,289	30,313
Depreciation and other	33,481	20,588
Amortization of intangible assets	1,893	1,951
Litigation settlement and write-off of acquisition costs	5,379	1,262

Income from operations	20,478	16,833
OTHER INCOME (EXPENSE):
Foreign currency loss and other, net	(557)	(162)
Interest income	17	108
Interest expense	(9,270)	(6,510)

Income from continuing operations before income taxes	10,668	10,269
Income tax expense	(4,226)	(2,960)

Income from continuing operations	6,442	7,309
Loss from discontinued operations, net of tax	—	(1,719)

Net income	6,442	5,590
Less: Net income attributable to non-controlling interests	—	(3,627)

NET INCOME ATTRIBUTABLE TO COINSTAR, INC.	$6,442	$1,963

BASIC EARNINGS PER SHARE:
Basic earnings per share from continuing operations attributable to Coinstar, Inc.	$0.21	$0.13
Basic loss per share from discontinued operations attributable to Coinstar, Inc.	—	(0.06)

Basic earnings per share attributable to Coinstar, Inc.	$0.21	$0.07

DILUTED EARNINGS PER SHARE:
Diluted earnings per share from continuing operations attributable to Coinstar, Inc.	$0.21	$0.13
Diluted loss per share from discontinued operations attributable to Coinstar, Inc.	—	(0.06)

Diluted earnings per share attributable to Coinstar, Inc.	$0.21	$0.07

WEIGHTED SHARES OUTSTANDING:
Basic	30,950	28,933
Diluted	31,217	29,212

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$100,333	$61,280
Cash in machine or in transit	50,625	57,141
Cash being processed	67,700	73,875
Accounts receivable, net of allowance for doubtful accounts of $4,283 and $4,379 at March 31, 2010 and December 31, 2009, respectively	64,893	61,371
DVD library and inventory	93,478	104,367
Deferred income taxes	13,186	12,350
Prepaid expenses and other current assets	23,726	20,364

Total current assets	413,941	390,748
PROPERTY AND EQUIPMENT, NET	405,262	400,289
DEFERRED INCOME TAXES	95,217	99,195
OTHER ASSETS	17,966	17,172
INTANGIBLE ASSETS, NET	26,628	30,893
GOODWILL	282,788	284,502

TOTAL ASSETS	$1,241,802	$1,222,799

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$133,752	$118,918
Accrued payable to retailers and agents	137,814	131,103
Other accrued liabilities	87,591	91,413
Current portion of long-term debt	7,014	6,812
Current portion of capital lease obligations	25,253	26,396

Total current liabilities	391,424	374,642
LONG-TERM DEBT AND OTHER	409,305	409,423
CAPITAL LEASE OBLIGATIONS	21,261	26,326
DEFERRED TAX LIABILITY	17	17

TOTAL LIABILITIES	822,007	810,408
EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 33,435,772 and 33,002,865 issued and 31,509,691 and 31,076,784 shares outstanding at March 31, 2010 and December 31, 2009, respectively	411,654	406,333
Retained earnings	57,413	50,971
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive loss	(8,441)	(4,082)

Total stockholders’ equity	419,795	412,391

TOTAL LIABILITIES AND EQUITY	$1,241,802	$1,222,799

Coinstar, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three-Month Periods Ended March 31,
	2010	2009
OPERATING ACTIVITIES:
Net income	$6,442	$5,590
Adjustments to reconcile net income to net cash provided (used) by operating activities from continuing operations:
Depreciation and other	33,481	20,588
Amortization of intangible assets and deferred financing fees	2,401	1,951
Write-off of acquisition costs	—	1,428
Non-cash stock-based compensation for employees	2,710	2,795
Share-based payments for DVD agreement	592	—
Excess tax benefit on share-based awards	(748)	(33)
Deferred income taxes	4,043	1,742
Loss from discontinued operations, net of tax	—	1,719
Non-cash interest on convertible debt	1,459	—
Other	108	235
Cash provided (used) by changes in operating assets and liabilities from continuing operations:	15,204	(50,699)

Net cash provided (used) by operating activities from continuing operations	65,692	(14,684)
INVESTING ACTIVITIES:
Purchase of property and equipment	(32,351)	(35,980)
Proceeds from sale of fixed assets	38	93

Net cash used by investing activities from continuing operations	(32,313)	(35,887)
FINANCING ACTIVITIES:
Principal payments on capital lease obligations and other debt	(8,696)	(5,838)
Net borrowings on credit facility	—	55,000
Financing costs associated with revolving line of credit and convertible debt	—	(1,905)
Cash used to purchase remaining non-controlling interests in Redbox	—	(10,083)
Excess tax benefit on share-based awards	748	33
Proceeds from exercise of stock options	2,227	418

Net cash (used) provided by financing activities from continuing operations	(5,721)	37,625
Effect of exchange rate changes on cash	(1,296)	(1,041)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED FROM CONTINUING OPERATIONS	26,362	(13,987)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating cash flows	—	2,914
Investing cash flows	—	(1,223)
Financing cash flows	—	(933)

	—	758
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	26,362	(13,229)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	192,296	192,035

End of period	$218,658	$178,806

Coinstar, Inc.

Segment Revenue and Operating Income (Loss) Before

Depreciation, Amortization and Stock-Based Compensation/Shared-Based Payments

(in thousands)

(unaudited)

Segment Reporting: As a complement to our Consolidated Statements of Net Income, we are providing the following information related to our business segments:

	Three-Month Periods Ended March 31,
	2010	2009
	(in thousands)
Revenue:
DVD services	$263,130	$154,697
Coin services	59,935	57,987
Money transfer services	21,425	19,931
E-payment services	5,571	6,153

Consolidated revenue	$350,061	$238,768

	Three-Month Periods Ended March 31,
	2010	2009
	(in thousands)
Operating income before depreciation/amortization and stock-based compensation/share-based payments:
DVD services	$44,834	$20,830
Coin services	14,334	21,995
Money transfer services	(1,665)	(2,261)
E-payment services	1,651	1,603

Subtotal	59,154	42,167
Depreciation, amortization and other	(35,374)	(22,539)
Stock-based compensation and share-based payments	(3,302)	(2,795)

Consolidated income from operations	$20,478	$16,833